EXHIBIT 8(c)


                    FURTHER SUPPLEMENT TO CUSTODIAN AGREEMENT

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                         U.S. BANK NATIONAL ASSOCIATION


            WHEREAS, First American Investment Funds, Inc., a mutual fund organized as a Maryland corporation (hereinafter called the "Fund"), and First Trust National Association, a national banking association organized and existing under the laws of the United States of America, previously entered into that Custodian Agreement dated September 20, 1993 (the "Custodian Agreement") and that Supplement to Custodian Agreement dated March 15, 1994 (the "Prior Supplement"); and

            WHEREAS, First Trust National Association, with the consent of the Fund, assigned its rights and obligations under the Custodian Agreement to U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the "Custodian") by an Assignment and Assumption Agreement dated as of May 1, 1998; and

            WHEREAS, the Prior Supplement authorizes the Custodian, through Bankers Trust Company, to employ as sub-custodians for International Fund securities and other assets maintained outside of the United States certain foreign banking institutions, foreign securities depositories and foreign clearing agencies; and

            WHEREAS, the Fund and the Custodian wish to supplement the Prior Supplement so as to extend such authorization to International Index Fund, Strategic Income Fund, and Emerging Markets Fund.

            NOW, THEREFORE, the Fund and the Custodian hereby agree that each reference in the Prior Supplement to International Fund also shall be deemed a reference to International Index Fund, Strategic Income Fund, and Emerging Markets Fund.

            IN WITNESS WHEREOF, the parties have caused this Further Supplement to be duly executed and delivered as of November 21, 1997 with respect to International Index Fund and July 23, 1998 with respect to Strategic Income Fund and Emerging Markets Fund.


                                               FIRST AMERICAN INVESTMENT
                                                 FUNDS, INC.


                                               By   /s/ Kathryn L. Stanton
                                                  ------------------------------
                                               Its  Vice President
                                                  ------------------------------


                                               U.S. BANK NATIONAL ASSOCIATION


                                               By   /s/ Jeffrey M. Wilson
                                                  ------------------------------
                                               Its  Vice President
                                                  ------------------------------